Exhibit 99.2

COMMUNITY WEST BANCSHARES

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 AM PST, on February 8, 2024.

Online
Go to **www.envisionreports.com/CWBC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/CWBC

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2024 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. **Approval of Merger Agreement** To approve the principal terms of the Agreement and Plan of Reorganization and Merger, dated as of October 10, 2023, by and among Central Valley Community Bancorp and Community West Bancshares (the "merger agreement") and the transactions contemplated by the merger agreement, including the merger of Community West Bancshares with and into Central Valley Community Bancorp (the "merger"), with Central Valley Community Bancorp surviving the merger, and the cancellation of each outstanding share of Community West Bancshares common stock, other than any excluded shares, in exchange for the right to receive 0.7900 of a share of Central Valley Community Bancorp common stock, subject to the terms in the merger agreement, as described in the joint proxy statement/prospectus.	☐	☐	☐
2. **Advisory Proposal to Approve Merger-Related Compensation.** To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Community West Bancshares in connection with the transactions contemplated by the merger agreement (the "Community West compensation proposal").	☐	☐	☐
3. **Grant of Discretionary Authority to Adjourn Meeting.** To consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of the approval of the principal terms of the merger agreement and the transactions contemplated thereby, including the merger.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1UPX 596917

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 8, 2024 The Notice of Special Meeting, Proxy Statement and Proxy have been mailed to shareholders of record as of December 18, 2023 and are available to you online at www.envisionreports.com/CWBC and on the Company’s website at www.communitywestbank.com. We encourage you to review the proxy materials before voting. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CWBC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Community West Bancshares Proxy for the Special Meeting of Shareholders to be held February 8, 2024 This Proxy is Solicited on Behalf of Board of Directors. The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Community West Bancshares, and the accompanying Proxy Statement dated January 5, 2024, and revoking any Proxy heretofore given, appoints Robert H. Bartlein and William R Peeples, and each of them, agents and proxy of the undersigned with full power of substitution, to attend and act as proxy or proxies for the undersigned at the Special Meeting of Shareholders of Community West Bancshares to be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, CA 93110 on February 8, 2024 at 6:00 pm Pacific Time, and at any and all adjournments thereof, upon the items set forth in the Notice of Special Meeting and Proxy Statement to vote as specified herein the number of shares which the undersigned, if present, would be entitled to vote as follows and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY, A DULY EXECUTED PROXY BEARING A LATER DATE, BY VOTING BY INTERNET OR BY TELEPHONE AFTER THE DATE OF THE PROXY SUBMITTED OR BY PARTICIPATING AND VOTING AT THE MEETING. THE UNDERSIGNED HEREBY CONSENTS TO AND ACKNOWLEDGES RECEIPT OF THE PROXY MATERIALS BY ACCESSING THEM ONLINE AT www.edocumentview.com/CWBC AND/OR BY EXECUTING AND RETURNING THE PROXY. THIS CONSENT APPLIES ONLY TO THESE PROXY MATERIALS, AND MAY BE WITHDRAWN BY NOTIFYING THE COMPANY BY EMAIL TO: rpimentel@communitywestbank.com. Please sign exactly as name appears. When shares are held by joint tenants both should sign. When signing as attorney, as executor, administer, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person. For directions to attend the meeting in person, please email: rpimentel@communitywestbank.com. PLEASE SIGN AND DATE THE OTHER SIDE C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.

MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2024 Special Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. + For Against Abstain For Against Abstain 1. Approval of Merger Agreement To approve the principal terms of 2. Advisory Proposal to Approve Merger-Related the Agreement and Plan of Reorganization and Merger, dated as Compensation. To approve, on an advisory (non-binding) of October 10, 2023, by and among Central Valley Community basis, the merger-related compensation payments that will Bancorp and Community West Bancshares (the “merger or may be paid to the named executive officers of agreement”) and the transactions contemplated by the merger Community West Bancshares in connection with the agreement, including the merger of Community West Bancshares transactions contemplated by the merger agreement (the with and into Central Valley Community Bancorp (the “merger”), “Community West compensation proposal”). with Central Valley Community Bancorp surviving the merger, and the cancellation of each outstanding share of Community West Bancshares common stock, other than any excluded shares, in exchange for the right to receive 0.7900 of a share of Central Valley Community Bancorp common stock, subject to the terms in the merger agreement, as described in the joint proxy statement/prospectus. 3. Grant of Discretionary Authority to Adjourn Meeting. To consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of the approval of the principal terms of the merger agreement and the transactions contemplated thereby, including the merger. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 596917 + 03X2WC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 8, 2024 The Notice of Special Meeting, Proxy Statement and Proxy have been mailed to shareholders of record as of December 18, 2023 and are available to you online at www.envisionreports.com/CWBC and on the Company’s website at www.communitywestbank.com. We encourage you to review the proxy materials before voting. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy—Community West Bancshares Proxy for the Special Meeting of Shareholders to be held February 8, 2024 This Proxy is Solicited on Behalf of Board of Directors. The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Community West Bancshares, and the accompanying Proxy Statement dated January 5, 2024, and revoking any Proxy heretofore given, appoints Robert H. Bartlein and William R Peeples, and each of them, agents and proxy of the undersigned with full power of substitution, to attend and act as proxy or proxies for the undersigned at the Special Meeting of Shareholders of Community West Bancshares to be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, CA 93110 on February 8, 2024 at 6:00 pm Pacific Time, and at any and all adjournments thereof, upon the items set forth in the Notice of Special Meeting and Proxy Statement to vote as specified herein the number of shares which the undersigned, if present, would be entitled to vote as follows and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY, A DULY EXECUTED PROXY BEARING A LATER DATE, BY VOTING BY INTERNET OR BY TELEPHONE AFTER THE DATE OF THE PROXY SUBMITTED OR BY PARTICIPATING AND VOTING AT THE MEETING. THE UNDERSIGNED HEREBY CONSENTS TO AND ACKNOWLEDGES RECEIPT OF THE PROXY MATERIALS BY ACCESSING THEM ONLINE AT www.edocumentview.com/CWBC AND/OR BY EXECUTING AND RETURNING THE PROXY. THIS CONSENT APPLIES ONLY TO THESE PROXY MATERIALS, AND MAY BE WITHDRAWN BY NOTIFYING THE COMPANY BY EMAIL TO: rpimentel@communitywestbank.com. Please sign exactly as name appears. When shares are held by joint tenants both should sign. When signing as attorney, as executor, administer, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person. For directions to attend the meeting in person, please email: rpimentel@communitywestbank.com. PLEASE SIGN AND DATE THE OTHER SIDE